Exhibit (99)

Wells Fargo & Company

Supplementary Consolidating Financial Information

(Unaudited)

As of September 30, 2010 and For the Nine Months Ended September 30, 2010

The “Bank” as noted herein refers to Wells Fargo Bank, National Association

WELLS FARGO & COMPANY

Supplementary Consolidating Income Statement Information

(Unaudited)

	Nine months ended September 30, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Interest income
Trading assets	$205	598	803
Securities available for sale	6,528	764	7,292
Mortgages held for sale	712	529	1,241
Loans held for sale	85	1	86
Loans	25,519	4,575	30,094
Other interest income	1,126	(815)	311
Total interest income	34,175	5,652	39,827
Interest expense
Deposits	2,198	(28)	2,170
Short-term borrowings	57	9	66
Long-term debt	1,350	2,385	3,735
Other interest expense	19	143	162
Total interest expense	3,624	2,509	6,133
Net interest income	30,551	3,143	33,694
Provision for credit losses	11,270	1,494	12,764
Net interest income after provision for credit losses	19,281	1,649	20,930
Noninterest income
Service charges on deposit accounts	3,888	(7)	3,881
Trust and investment fees	1,571	6,405	7,976
Card fees	2,625	86	2,711
Other fees	2,575	352	2,927
Mortgage banking	6,942	38	6,980
Insurance	72	1,490	1,562
Net gains (losses) from trading activities	(444)	1,560	1,116
Net gains (losses) on debt securities available for sale	(80)	24	(56)
Net gains (losses) from equity investments	(1)	463	462
Operating leases	734	2	736
Other	3,299	(1,572)	1,727
Total noninterest income	21,181	8,841	30,022
Noninterest expense
Salaries	9,083	1,273	10,356
Commission and incentive compensation	2,927	3,570	6,497
Employee benefits	3,243	216	3,459
Equipment	1,712	111	1,823
Net occupancy	1,913	367	2,280
Core deposit and other intangibles	1,571	79	1,650
FDIC and other deposit assessments	844	52	896
Other	7,466	2,689	10,155
Total noninterest expense	28,759	8,357	37,116
Income before income tax expense	11,703	2,133	13,836
Income tax expense	3,989	677	4,666
Net income before noncontrolling interests	7,714	1,456	9,170
Less: Net income from noncontrolling interests	199	23	222
Net income	$7,515	1,433	8,948
Net income applicable to common stock	$7,515	885	8,400

WELLS FARGO & COMPANY

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	September 30, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Assets
Cash and due from banks	$16,933	(932)	16,001
Federal funds sold, securities purchased under resale agreements and other short-term investments	57,157	(608)	56,549
Trading assets	32,145	17,126	49,271
Securities available for sale	154,552	22,323	176,875
Mortgages held for sale	30,604	15,397	46,001
Loans held for sale	1,145	43	1,188

Loans	686,595	67,069	753,664
Allowance for loan losses	(20,431)	(3,508)	(23,939)

Net loans	666,164	63,561	729,725

Mortgage servicing rights:
Measured at fair value (residential MSRs)	12,725	(239)	12,486
Amortized	1,014	(1)	1,013
Premises and equipment, net	8,147	1,489	9,636
Goodwill	21,005	3,826	24,831
Other assets	68,898	28,310	97,208

Total assets	$1,070,489	150,295	1,220,784

Liabilities
Noninterest-bearing deposits	$160,571	23,880	184,451
Interest-bearing deposits	650,456	(20,395)	630,061

Total deposits	811,027	3,485	814,512
Short-term borrowings	32,784	17,931	50,715
Accrued expenses and other liabilities	53,206	14,043	67,249
Long-term debt	49,502	113,641	163,143

Total liabilities	946,519	149,100	1,095,619

Equity
Wells Fargo stockholders’ equity:
Preferred stock	-	8,840	8,840
Common stock	519	8,237	8,756
Additional paid-in capital	98,774	(45,875)	52,899
Retained earnings	17,543	31,410	48,953
Cumulative other comprehensive income (loss)	5,827	(325)	5,502
Treasury stock	-	(466)	(466)
Unearned ESOP shares	-	(826)	(826)

Total stockholders’ equity	122,663	995	123,658
Noncontrolling interests	1,307	200	1,507

Total equity	123,970	1,195	125,165

Total liabilities and equity	$1,070,489	150,295	1,220,784

WELLS FARGO & COMPANY

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Nine months ended September 30, 2010
(in millions)	The Bank	Other subsidiaries and eliminations	Wells Fargo Consolidated
Preferred stock
Balance, December 31, 2009	$-	8,485	8,485
Preferred stock issued to ESOP	-	1,000	1,000
Preferred stock converted to common shares	-	(645)	(645)
Balance, September 30, 2010	-	8,840	8,840
Common stock
Balance, December 31, 2009	520	8,223	8,743
Capital stock	(1)	14	13
Balance, September 30, 2010	519	8,237	8,756
Additional paid-in capital
Balance, December 31, 2009	38,209	14,669	52,878
Business combinations	60,776	(60,776)	-
Capital infusion	76	(76)	-
Capital stock	(287)	287	-
Noncontrolling interests	-	(3)	(3)
Common stock issued	-	72	72
Preferred stock issued to ESOP	-	80	80
Preferred stock released to ESOP	-	(51)	(51)
Preferred stock converted to common shares	-	69	69
Common stock warrants purchased	-	(544)	(544)
Common stock dividends	-	2	2
Tax benefit upon exercise of stock options	-	79	79
Stock option compensation expense	-	93	93
Net change in deferred compensation and related plans	-	224	224
Balance, September 30, 2010	98,774	(45,875)	52,899
Retained earnings
Balance, December 31, 2009	17,234	24,329	41,563
Cumulative effect from changes in accounting	168	(13)	155
Net income	7,515	1,433	8,948
Business combinations	1,926	(1,926)	-
Common stock issued	-	(375)	(375)
Common stock dividends	(9,300)	8,515	(785)
Preferred stock dividends	-	(553)	(553)
Balance, September 30, 2010	17,543	31,410	48,953
Cumulative other comprehensive income
Balance, December 31, 2009	452	2,557	3,009
Other comprehensive income	5,375	(5,375)	-
Unrealized losses related to factors other than credit	-	16	16
All other net unrealized gains, net of reclassification of net gains included in net income	-	2,202	2,202
Net unrealized losses on derivatives and hedging activities	-	227	227
Unamortized gains under defined benefit plans, net of amortization	-	48	48
Balance, September 30, 2010	5,827	(325)	5,502
Treasury stock
Balance, December 31, 2009	-	(2,450)	(2,450)
Common stock issued	-	1,349	1,349
Common stock repurchased .	-	(71)	(71)
Preferred stock converted to common shares	-	567	567
Net change in deferred compensation and related plans	-	139	139
Balance, September 30, 2010	-	(466)	(466)
Unearned ESOP shares
Balance, December 31, 2009	-	(442)	(442)
Preferred stock issued to ESOP	-	(1,080)	(1,080)
Preferred stock released to ESOP	-	696	696
Balance, September 30, 2010	-	(826)	(826)
Total Wells Fargo stockholders’ equity
Balance, December 31, 2009	56,415	55,371	111,786
Balance, September 30, 2010	122,663	995	123,658
Noncontrolling interests
Balance, December 31, 2009	178	2,395	2,573
Business combinations	1,425	(1,425)	-
Net income	199	23	222
Translation adjustments	-	12	12
All other net unrealized gains, net of reclassification of net gains included in net income	-	16	16
Noncontrolling interests	(495)	(821)	(1,316)
Balance, September 30, 2010	1,307	200	1,507
Total stockholders’ equity, September 30, 2010	$123,970	1,195	125,165